Exhibit 16.1

August 24, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Soligenix, Inc.’s statements included under Item 4.01 on its Form 8-K filed on August 20, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP